Exhibit 10.11

TRX, INC.

SECOND AMENDMENT

TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE; RELEASE OF

SECURITY INTEREST AND CONSENT TO LOAN TRANSACTION

This Second Amendment to Senior Secured Convertible Promissory Note, Release of Security Interest, and Consent to Loan Transaction (this “Agreement”) is made as of December 30, 2004, by and between TRX, Inc., a Georgia corporation (the “Company”), TRX Data Services, Inc., f/k/a Arthur H. Ltd (“TRX Data”), TRX Fulfillment Services, LLC (“TRX Fulfillment”), TRX Technology Services, L.P. (“TRX Technology”), Travel Technology, LLC (“Travel Technology”), Technology Licensing Company, LLC (“Technology Licensing”, and together with TRX Data, TRX Fulfillment, TRX Technology and Travel Technology, the “Guarantors”), and Sabre investments, Inc. (“Sabre”).

WHEREAS, the Company has issued a Senior Secured Convertible Promissory Note (the “Note”) dated November 16, 2001 in the principal amount of fifteen million dollars ($15,000,000.00) to Sabre; and

WHEREAS, the Company and Sabre amended the Note by means of a First Amendment to Senior Secured Convertible Promissory Note dated April 23, 2003; and

WHEREAS, as a condition to closing a proposed loan transaction consisting of a revolving credit facility, with letter of credit facility (the “New Loan”) between Bank of America, NA (“Bank”) and the Company, pursuant to that certain Credit Agreement between Company and Bank of even date herewith (the “Credit Agreement”), Sabre is required to terminate its liens and security interests in (a) all of the Company’s assets, (b) all of the assets of the Guarantors, and (c) all of the equity interests pledged by Company, TRX Fulfillment and Travel Technology as additional collateral for the Note; and

WHEREAS, simultaneously with the execution of this Agreement, Sabre is entering into an Intercreditor and Subordination Agreement with Bank (the “Intercreditor Agreement”); and

WHEREAS, Sabre, pursuant to Section 2.5 of that certain Rights Agreement among Company, Sabre and certain other parties, dated November 16, 2001 (the “Rights Agreement”), Sabre’s consent is required before the Company can incur certain indebtedness, including the New Loan; and

WHEREAS, the Company and Sabre have agreed to modify the Note, terminate Sabre’s security interest in all of the assets of the Company and the Guarantors, and Sabre has agreed to consent to the New Loan, all on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The parties hereto hereby mutually acknowledge, confirm and agree that, all liens and security interests relating to the Company’s obligations under the Note and/or securing the payment thereof and the Guarantors’ obligations under the Guaranty, dated November 16, 2001, by Guarantors in favor of Sabre (the “Guaranty”) and/or securing the payment thereunder, including, without limitation, any pledges of equity interests as collateral for the loan evidenced by the Note under the Pledge Agreement (as defined below), held by Sabre are terminated, released and extinguished for all purposes. Sabre hereby further acknowledges and agrees that, effective upon the execution of this Agreement, Sabre shall no longer have any further right, title or interest in or to any security with respect to the Note or the Guaranty including, without limitation, any liens or security interests pursuant to any Transaction Documents (as defined in the Note).

2.	The following Transaction Documents are hereby terminated by the parties thereto and shall be of no further force and effect from and after the date hereof:

a.	Security Agreement, dated as of November 16, 2001, by Company in favor of Sabre;

b.	Security Agreement, dated November 16, 2001, by Guarantors in favor of Sabre;

c.	Pledge Agreement, dated November 16, 2001, by and among Sabre, Company, TRX Fulfillment and Travel Technology (the “Pledge Agreement”);

d.	Memorandum of Grant of Security Interest in Copyrights, dated November 16, 2001 between Company and Sabre;

e.	Memorandum of Grant of Security Interest in Copyrights, dated November 16, 2001 between TRX Technology and Sabre; and

f.	Trademark Collateral Security and Pledge Agreement among Company, TRX Data, TRX Fulfillment, TRX Technology and Sabre.

3.	Sabre hereby expressly authorizes Company, Guarantors or their respective designees to file or cause to be filed such UCC termination statements as may be necessary to remove all UCC financing statements (and any other financing statements or fixture filings) of record in favor of Sabre in connection with the Note, Guaranty or any of the Transaction Documents. In addition, Sabre shall, upon execution of this Agreement, promptly deliver to the pledgors under the Pledge Agreement (the “Pledgors”) any certificates evidencing the Collateral (as defined in the Pledge Agreement), and take such further actions at the request of the Company as may be necessary to effect the same.

4.	The Note is hereby amended as follows:

The first paragraph of the Note, beginning, “FOR VALUE RECEIVED,” is hereby amended, in part, to delete the words “seven percent (7%)” at the end of such sentence and replace them with the following:

“eleven percent (11%). In addition, if Holder agrees, in its sole and absolute discretion, to extend the Maturity Date beyond November 30, 2006, the rate of interest will, beginning on December 1, 2006 and thereafter, increase to a per annum rate of thirteen percent (13%). As additional consideration for extending the Maturity Date, as set forth above, the Company shall pay an Extension Fee equivalent to the difference between the eleven percent (11%) and thirteen percent (13%)

interest rate that would have accrued in the Principal Amount of the Note for the actual number of days elapsed between December 30, 2004 and the original Maturity Date. For purposes of calculating the Extension Fee, the difference in accrued interest will be simple interest and will be payable in ready funds on the December 1, 2006.”

For purpose of clarity, the increase to the interest rate in the Note from 7% to 11% reflected above is effective as of the date of this Agreement, and not retroactively.

5.	In accordance with Section 2.5 of the Rights Agreement, Sabre hereby consents to the Company incurring the Senior Debt with Senior Creditors pursuant to Senior Debt Documents (all as such terms are defined in the Intercreditor Agreement).

6.	The parties further agree that, upon the indefeasible payment in full of the Senior Debt, and termination of any Senior Creditor’s obligation to make any credit extension (including, without limitation, the obligation to issue, amend, renew or honor any letter of credit) to Company, Company and Guarantors shall grant a lien and security interest in all of their respective assets and pledge the same equity as was pledged in the Pledge Agreement, to Sabre, and shall immediately execute security documents in substantially the same form as those terminated pursuant to Section 2 of this Agreement and execute any other document or instrument and take any action reasonably required to effect such lien and security interest. In the event Company and Guarantors do not execute such documents or take such action when requested, each of the Company and the Guarantors hereby appoints Sabre as such party’s attorney-in-fact for the purpose of taking such action and executing such documents which Sabre may deem necessary or advisable to accomplish the purposes hereof.

7.	Upon execution and delivery of this Agreement by all parties to this Agreement referenced on the signature pages, this Agreement shall be effective as of the date set forth above.

8.	The parties hereto agree that all of the terms and provisions of the Note, Guaranty and the other Transaction Documents (including Schedules and Exhibits thereto) shall remain in full force and effect except as specifically set forth herein. In addition, all references in any Transaction Document to the Note shall henceforth include references to the Note, as modified and amended by Section 4 of this Agreement, and as it may, from time to time, be further amended or modified in accordance with the terms thereof.

9.	This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

10.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.

TRX, Inc.

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Secretary

TRX Data Services, Inc.

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Secretary

TRX Fulfillment Services, LLC

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Member

Travel Technology, LLC

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Member

TRX Technology Services, L.P.
By: Travel Technology, LLC
Its: General Partner

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Member

Sabre Investments, Inc.

By:	/s/ Fred Pensotti
Name:	Fred Pensotti
Title:	VP & Treasurer

(Signature Page to Second Amendment to Convertible Promissory Note;

Release of Security Interest and Consent to Loan Transaction)